Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
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Owens Corning Reports Fourth-Quarter and Full-Year 2011 Results

Adjusted EPS Growth Exceeds 35 Percent for Second Consecutive Year

•	Achieved Full-Year EBIT and Revenue Improvement in All Businesses versus 2010

•	Delivered Strong Improvement in Insulation, Break-Even Q4 2011

•	Acting to Improve Composites’ Competitive Cost Position and Address Current Oversupply

•	Expect 2012 Adjusted EBIT Growth and Strong Cash Flow Performance

TOLEDO, Ohio – Feb. 15, 2012 – Owens Corning (NYSE: OC) today reported consolidated net sales of $5.3 billion, a 7-percent increase from net sales of $5.0 billion in 2010.

Full-year adjusted earnings were $276 million, or $2.23 per diluted share, compared with $199 million, or $1.57 per diluted share, in 2010. Net earnings were $276 million, or $2.23 per diluted share, compared with net earnings of $933 million, or $7.37 per diluted share, in 2010. Fourth-quarter 2011 adjusted earnings were $48 million, or $0.40 per diluted share, compared with $29 million, or $0.23 per diluted share, one year ago. Net earnings in the fourth quarter of 2011 totaled $50 million, or $0.41 per diluted share, compared with a net loss of $110 million, or $0.89 per diluted share, in 2010. See Tables 1, 2 and 6 for a discussion and reconciliation of these items.

“Owens Corning delivered another outstanding year in 2011. We achieved growth in revenue and EBIT in all of our businesses amid challenging market conditions,” said Chairman and Chief Executive Officer Mike Thaman. “These results reflect excellent execution by our portfolio of market-leading businesses.

“Looking forward to 2012, we anticipate improved housing starts in the U.S. and modest growth in the global economy,” Thaman added. “Strong performance from our Building Materials segment will more than offset the impact of near-term market challenges in our Composites segment resulting in growth in adjusted EBIT and strong cash performance for Owens Corning.”

Copyright © 2012 Owens Corning

Consolidated Fourth-Quarter and 2011 Results

•	Owens Corning’s primary safety metric improved by 27 percent over the company’s full-year 2010 performance, marking a tenth consecutive year of safety improvement.

•

Full-year adjusted earnings before interest and taxes (adjusted EBIT) were $461 million in 2011, compared with $381 million in 2010. Full-year EBIT in 2011 was $461 million, compared with $206 million in 2010 (see Table 2).

•

Adjusted EBIT in the fourth quarter of 2011 was $88 million, compared with $64 million in 2010. EBIT for the fourth quarter was $88 million, compared with an EBIT loss of $71 million during the same period in 2010 (see Table 2).

•	Gross margin as a percentage of net sales was 19 percent in 2011 and in 2010.

Outlook

Owens Corning expects adjusted EBIT growth in 2012 based on an anticipated improvement in U.S. housing starts and modest global economic growth.

Despite weakness in the European glass fiber reinforcements market, the company believes that global reinforcements demand will continue to grow in 2012.

The company is taking actions in its Composites segment to balance supply, to enable its assets in Europe to operate at a sustainable competitive cost position, and to leverage low-cost assets by year-end 2012. In conjunction with these actions, the company anticipates incurring approximately $130 million in charges in 2012 through early 2013, of which approximately half represent cash expenditures.

In the Building Materials segment, Owens Corning expects that the factors that have sustained Roofing margins in recent years will continue to drive profitability. The company believes Insulation will significantly narrow losses in 2012.

Cash taxes are expected to be about $30 million in 2012. The company estimates a long-term effective tax rate of 25 percent to 28 percent based on the blend of effective tax rates for its U.S. and non-U.S. operations. The effective book tax rate for 2012 is expected to be about 25 percent on adjusted earnings.

The company expects that general corporate expenses in 2012 will be between $110 million and $120 million. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2012 primarily due to increased pension expense and higher year-over-year incentive compensation costs.

Depreciation and amortization expenses are expected to be about $320 million in 2012.

Capital expenditures in 2012 are expected to be about $350 million.

Copyright © 2012 Owens Corning

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Other Financial Items

•	The company maintains a strong balance sheet with ample liquidity. Owens Corning refinanced more than $1 billion in credit facilities in 2011 to extend maturities and reduce borrowing costs.

•	The company repurchased 4.0 million shares of common stock in 2011. An additional 3.7 million shares remained authorized for repurchase at the end of the year.

•	Owens Corning’s federal tax net operating loss carry-forward was $2.3 billion at the end of 2011.

•	At the end of 2011, excluding the impact of interest rate swaps, Owens Corning had total debt, less cash-on-hand of $1.87 billion, compared with $1.57 billion at the end of 2010.

Next Earnings Announcement

First-quarter 2012 results will be announced on Wednesday, April 25, 2012.

Conference Call and Presentation

Wednesday, Feb. 15, 2012

11 a.m. Eastern

All Callers

Live dial-in telephone number: U.S. 1-800-638-5439 or International 1-617-614-3945

Passcode: 91544208

(Please dial in 10 minutes before conference call start time.)

Live webcast: http://www.owenscorning.com/investors

Telephone replay available through Feb. 22, 2012: U.S. 1-888-286-8010 or International 1-617-801-6888

Passcode: 27235585

Replay of webcast also available at: http://www.owenscorning.com/investors

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at

www.owenscorning.com/investors

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 57 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2011 and about 15,000 employees in 28 countries on five continents. Additional information is available at www.owenscorning.com.

Copyright © 2012 Owens Corning

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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date February 15, 2012, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2012 Owens Corning

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Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings

(unaudited)

(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011	2010	2011	2010
NET SALES	$1,196	$1,168	$5,335	$4,997
COST OF SALES	966	968	4,307	4,041

Gross margin	230	200	1,028	956
OPERATING EXPENSES
Marketing and administrative expenses	130	131	525	516
Science and technology expenses	19	21	77	76
Charges related to cost reduction actions	—	5	—	29
Other income (expense)	(7)	114	(35)	129

Total operating expenses	142	271	567	750

EARNINGS (LOSS) BEFORE INTEREST AND TAXES	88	(71)	461	206
Interest expense, net	27	25	108	110

EARNINGS (LOSS) BEFORE TAXES	61	(96)	353	96
Income tax expense (benefit)	11	14	74	(840)
Equity in net earnings of affiliates	1	1	2	4

NET EARNINGS (LOSS)	51	(109)	281	940
Less: Net earnings attributable to noncontrolling interests	1	1	5	7

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$50	$(110)	$276	$933

BASIC EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.41	$(0.89)	$2.25	$7.43

DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.41	$(0.89)	$2.23	$7.37

WEIGHTED AVERAGE COMMON SHARES
Basic	120.5	123.7	122.5	125.6
Diluted	121.5	124.9	123.5	126.6

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. Additionally, management views net precious metal lease expense as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011	2010	2011	2010
Net precious metal lease expense	$—	$(1)	$—	$(2)
Charges related to cost reduction actions and related items	—	(7)	—	(40)
Acquisition integration and transaction costs	—	(7)	—	(13)
Losses on sales of assets and other	—	(120)	—	(120)

Total adjusting items	$—	$(135)	$—	$(175)

The reconciliation from net earnings (loss) attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011	2010	2011	2010
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$50	$(110)	$276	$933
Less: Net earnings attributable to noncontrolling interests	1	1	5	7

NET EARNINGS (LOSS)	51	(109)	281	940
Equity in net earnings of affiliates	1	1	2	4
Income tax expense (benefit)	11	14	74	(840)

EARNINGS (LOSS) FROM OPERATIONS BEFORE TAXES	61	(96)	353	96
Interest expense, net	27	25	108	110

EARNINGS (LOSS) FROM OPERATIONS BEFORE INTEREST AND TAXES	88	(71)	461	206
Less: adjusting items from above	—	(135)	—	(175)

ADJUSTED EBIT	$88	$64	$461	$381

Table 3

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended
	Dec. 31,
	2011	2010	2009
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$281	$940	$67
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	318	320	325
(Gain) loss on sale of businesses and fixed assets	(30)	2	(9)
Asset impairments	—	117	3
Deferred income taxes	55	(867)	17
Provision for pension and other employee benefits liabilities	36	26	40
Stock-based compensation expense	21	23	52
Other non-cash	(22)	(19)	(15)
Restricted cash	—	—	7
Change in working capital	(262)	15	134
Pension fund contribution	(117)	(32)	(43)
Payments for other employee benefits liabilities	(24)	(26)	(25)
Other	33	(11)	(12)

Net cash flow provided by operating activities	289	488	541

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(442)	(314)	(243)
Investment in subsidiaries and affiliates, net of cash acquired	(84)	—	—
Proceeds from the sale of assets or affiliates	81	65	39

Net cash flow used for investing activities	(445)	(249)	(204)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from senior revolving credit facility	1,547	631	260
Payments on senior revolving credit facility	(1,423)	(619)	(586)
Proceeds from long-term debt	164	5	350
Payments on long-term debt	(10)	(609)	(15)
Investment in subsidiaries and affiliates, net of cash acquired	—	(30)	—
Net increase (decrease) in short-term debt	26	(10)	(20)
Purchases of treasury stock	(138)	(120)	(3)
Other	8	2	(3)

Net cash flow provided by (used for) financing activities	174	(750)	(17)

Effect of exchange rate changes on cash	(18)	(1)	8

Net increase (decrease) in cash and cash equivalents	—	(512)	328
Cash and cash equivalents at beginning of period	52	564	236

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52	$52	$564

DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$24	$16	$18
Cash paid during the year for interest	$111	$108	$113

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Dec. 31,	Dec. 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52	$52
Receivables, less allowances of $15 at Dec. 31, 2011 and $19 at Dec. 31, 2010	610	546
Inventories	795	620
Assets held for sale - current	—	16
Other current assets	179	174

Total current assets	1,636	1,408
Property, plant and equipment, net	2,904	2,754
Goodwill	1,144	1,088
Intangible assets	1,073	1,090
Deferred income taxes	538	529
Assets held for sale - non-current	—	26
Other non-current assets	232	263

TOTAL ASSETS	$7,527	$7,158

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$876	$942
Short-term debt	28	1
Long-term debt – current portion	4	5
Liabilities held for sale - current	—	7

Total current liabilities	908	955
Long-term debt, net of current portion	1,930	1,629
Pension plan liability	435	378
Other employee benefits liability	267	298
Deferred income taxes	51	75
Other liabilities	195	137
Commitments and contingencies
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,907	3,876
Accumulated earnings	470	194
Accumulated other comprehensive deficit	(315)	(194)
Cost of common stock in treasury (c)	(362)	(229)

Total Owens Corning stockholders’ equity	3,701	3,648
Noncontrolling interests	40	38

Total equity	3,741	3,686

TOTAL LIABILITIES AND EQUITY	$7,527	$7,158

(a)	10 shares authorized; none issued or outstanding at Dec. 31, 2011 and Dec. 31, 2010
(b)	400 shares authorized; 134.4 issued and 120.9 outstanding at Dec. 31, 2011; 133.2 issued and 123.9 outstanding at Dec. 31, 2010
(c)	13.5 shares at Dec. 31, 2011 and 9.3 shares at Dec. 31, 2010

Table 5

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for our

Composites segment (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011	2010	2011	2010
Net sales	$459	$475	$1,976	$1,906
% change from prior year	-3%	7%	4%	17%

EBIT	$49	$59	$201	$175
EBIT as a % of net sales	11%	12%	10%	9%

Depreciation and amortization expense	$31	$27	$128	$117

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense (in millions) for the Building Materials segment and our businesses within this segment. In 2010, changes were made to reflect the sale of Masonry Products. Prior period amounts have been recast to reflect the inclusion of the Construction Services and Building Materials Europe businesses within Insulation. Other primarily consists of Masonry Products.

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011	2010	2011	2010
Net sales
Insulation	$387	$356	$1,368	$1,309
Roofing	384	340	2,169	1,847
Other	—	21	—	87

Total Building Materials	$771	$717	$3,537	$3,243

% change from prior year	8%	-4%	9%	-2%

EBIT
Insulation	$—	$(22)	$(97)	$(102)
Roofing	55	37	429	405
Other	—	(6)	—	(22)

Total Building Materials	$55	$9	$332	$281

EBIT as a % of net sales	7%	1%	9%	9%

Depreciation and amortization expense
Insulation	$27	$23	$116	$117
Roofing	10	12	41	42
Other	—	9	—	9

Total Building Materials	$37	$44	$157	$168

Table 5

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011	2010	2011	2010
Net precious metal lease expense	$—	$(1)	$—	$(2)
Charges related to cost reduction actions and related items	—	(7)	(17)	(40)
Acquisition integration and transaction costs	—	(7)	—	(13)
Gains (losses) on sales of assets and related charges	—	(120)	16	(120)
General corporate expense	(16)	(4)	(71)	(75)

EBIT	$(16)	$(139)	$(72)	$(250)

Depreciation and amortization	$7	$7	$33	$35

Table 6

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings (loss) attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$24	$48	$78	$937	$124	$58	$50	$(110)	$276	$933
Adjustment to remove adjusting items net of pro forma effective tax rate*	—	11	—	4	—	15	—	101	—	131
Adjustment to tax expense to reflect pro forma tax rate*	3	(6)	7	(868)	(8)	(29)	(2)	38	—	(865)

ADJUSTED EARNINGS	$27	$53	$85	$73	$116	$44	$48	$29	$276	$199

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.19	$0.38	$0.62	$7.33	$1.01	$0.46	$0.41	$(0.89)	$2.23	$7.37
Adjustment to remove adjusting items net of pro forma tax rate*	—	0.09	—	0.03	—	0.12	—	0.82	—	1.03
Adjustment to tax expense to reflect pro forma tax rate*	0.03	(0.05)	0.06	(6.79)	(0.06)	(0.23)	(0.01)	0.30	—	(6.83)

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.22	$0.42	$0.68	$0.57	$0.95	$0.35	$0.40	$0.23	$2.23	$1.57

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	123.8	126.5	124.0	126.8	121.7	125.1	120.5	123.7	122.5	125.6
Non-vested restricted shares	1.0	0.7	0.9	0.7	0.6	1.3	0.8	1.0	0.7	0.8
Options to purchase common stock	0.5	0.3	0.5	0.4	0.3	0.2	0.2	0.2	0.3	0.2

Diluted shares outstanding	125.3	127.5	125.4	127.9	122.6	126.6	121.5	124.9	123.5	126.6

*	In 2011 the quarterly tax expense was adjusted to reflect the actual full year effective tax rate of 21 percent. In 2010, the quarterly and full year tax expense was adjusted to use an effective rate of 25 percent based upon the projected blend of United States and non-United States operations.